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                                                                    Exhibit 5(a)

                     DE MARTINO FINKELSTEIN ROSEN & VIRGA
                         1818 N Street, N.W. Suite 400
                          Washington, D.C. 20036-2492
                                (202) 659-0494


                               October 17, 1997


Board of Directors
I-Link Incorporated
13751 S. Wadsworth Park Drive
Suite 200
Draper, Utah  84020

     Re:   Registration Statement on Form SB-2 (File No. 333-17861)
           --------------------------------------------------------

Gentlemen:

     We have acted as counsel to I-Link Incorporated, formerly known as Medcross, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale of certain securities of the Company (collectively, the "Securities") by the holders thereof (collectively, the "Selling Security holders").

     Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed to them in the Registration Statement.

     We have examined the Articles of Incorporation, as amended, and Bylaws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, forms of certificates representing the Securities, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.


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Board of Directors
I-Link Incorporated
October 17, 1997
Page 2


     Based upon the foregoing, we are of the opinion that:

     1. The Commonwealth Warrants, the E&M Warrants, the Mandarino Warrants and the Hardy Group Warrants to be offered and sold by the Selling Securityholders have been duly authorized and validly issued, are fully paid and nonassessable and, when offered and sold in accordance with the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable;

     2. The 1,476,126 shares of Common Stock issuable upon exercise of the Commonwealth Warrants, the E&M Warrants, the Mandarino Warrants, the Settlement Warrants, the Hardy Group Warrants and the Cook Options; the 183,542 shares of Common Stock issuable upon conversion of the Class B Preferred Stock; and the 6,046,800 shares of Common Stock issuable or heretofore issued upon conversion of the Convertible Notes (assuming conversion of the Class C Preferred Stock issuable upon conversion of such notes) and the outstanding shares of Class C Preferred Stock have been duly authorized and reserved for issuance, and when issued, offered and sold in accordance with the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable; and

     3. The 8,083,857 shares of outstanding Common Stock (including 3,206,122 shares of Common Stock issued in connection with the acquisition of I-Link; 35,000 shares of Common Stock issued upon conversion of the 10% Notes; 70,000 shares of Common Stock issued upon conversion of the Series II Note; 3,858,844 shares of Common Stock issued and subject of the Four M Options and 913,891 shares of Common Stock issued and subject of the Kanter Options) to be offered and sold by the Selling Securityholders have been duly authorized and validly issued, are fully paid and nonassessable and, when offered and sold in accordance with the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities described therein under the caption "Legal Matters." We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.



                                            De Martino Finkelstein Rosen & Virga


                                            By: /s/ Ralph V. De Martino
                                               ---------------------------------
                                               Ralph V. De Martino, a Principal